Exhibit 99.1

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2015 RESULTS

NEWPORT BEACH, CA — August 7, 2015 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2015 second quarter ended June 30, 2015.

2015 Second Quarter Highlights (Comparison to 2014 Second Quarter)

•	Net income available to common stockholders of $12.3 million, or $0.32 per diluted share

•	Net new home orders of 843, up 117%

•	Dollar value of orders of $374.1 million, up 91%

•	Home sales revenue of $247.7 million, up 47%

•	Consolidated revenue of $254.7 million, up 42%

•	New home deliveries of 553 homes, up 65%

•	Average sales locations of 67, up 76%

•	Dollar value of homes in backlog of $471.5 million, up 55%

•	Average sales price (ASP) of new homes delivered of $448,000

•	Homebuilding gross margin of $47.5 million, up 19%

•	Homebuilding gross margin percentage of 19.2%

•	Adjusted homebuilding gross margin percentage of 26.0%

•	SG&A percentage of 11.4%, compared to 11.9%

•	Adjusted EBITDA of $38.8 million, up 46%

“Our second quarter results have demonstrated strong business momentum and execution as we benefitted from a healthy spring selling season and our expanded geographic footprint,” said William H. Lyon, Co-Chief Executive Officer. “We recorded significant year-over-year increases across a number of key operational metrics, including home sales revenue, the unit and dollar value of orders and backlog, and the number of active selling communities. For the quarter ended June 30, 2015, we generated net income of $12.3 million, or $0.32 per diluted share. Positive demographics and employment growth in our markets in excess of the national average are both leading to solid demand against a backdrop of limited supply.”

Matthew R. Zaist, Co-Chief Executive Officer and President stated, “We are very proud of the execution of our operating teams during the second quarter. Net new home orders more than doubled to 843, the highest total since the second quarter of 2005, averaging a monthly absorption rate of 4.2 orders per project, up 23% from a rate of 3.4 in the second quarter of 2014, and up 17%, sequentially, from a rate of 3.6 in the first quarter of 2015. Our July sales continued our year-over-year improvement trends, with net orders up 130% and monthly absorption rates up 30% year-over-year.”

Operating Results

Home sales revenue for the second quarter of 2015 was $247.7 million, as compared to $168.2 million in the year-ago period, an increase of 47%. Our performance was driven by a 65% increase in the number of deliveries to 553 homes, compared to 336 homes delivered in the second quarter of 2014. Average sales price of homes delivered was $448,000 in the quarter, compared to $500,500 in the year-ago period. The decline in ASP reflects changes in geographic and product mix.

The dollar value of orders for the second quarter of 2015 was $374.1 million, an increase of 91%, from $195.4 million in the year-ago period. Net new home orders for the quarter more than doubled to 843, from 388 in the second quarter of 2014. The overall increase in net new home orders was primarily driven by an increase in community count to 67 average sales locations, from 38 in the year-ago period, and an increase in the monthly absorption rate from 3.4 sales per month per project in the second quarter of 2014 to 4.2 sales per month in the current period.

The dollar value of homes in backlog was $471.5 million as of June 30, 2015, an increase of 55% compared to $303.3 million as of June 30, 2014. The increase was driven by a 78% increase in units in backlog to 968 from 544 in the year-ago period.

Adjusted homebuilding gross margin percentage was 26.0% during the second quarter of 2015. Homebuilding gross margins for the quarter were 19.2%. In conjunction with the adoption of purchase accounting related to the Polygon acquisition, GAAP margins were impacted by approximately 330 basis points during the quarter.

SG&A expense during the second quarter of 2015 was 11.4% of homebuilding revenue, compared with 11.9% in the year-ago quarter. Breaking down the components of SG&A, sales and marketing expense was 6.0% of homebuilding revenue during the quarter, compared to 5.3% in the year-ago quarter, driven primarily by higher outside broker expenses, compared to the prior year period. General administrative expenses decreased to 5.4% of homebuilding revenue, compared to 6.6% in the year-ago quarter, as we continued to leverage off of a larger operating platform with a lower relative cost structure.

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $61.1 million, escrow proceeds receivable totaled $8.3 million, real estate inventories totaled $1.6 billion, total assets were $1.8 billion and total equity was $618.8 million. Net debt to net book capitalization was 61.9%, and total debt to total book capitalization was 63.3% at June 30, 2015.

Conference Call

The Company will host a conference call to discuss these results today, Friday, August 7, 2015 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, passcode #88709997, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through August 14, 2015 by dialing (855) 859-2056 or (404) 537-3406, passcode #88709997. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 59 years of homebuilding operations, over which time it has sold in excess of 94,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Financial data included herein includes the Washington and Oregon operations from January 1, 2015 through June 30, 2015. There were no operations in the Company’s Washington and Oregon divisions for the three and six months ended June 30, 2014; therefore, period-over-period comparisons for Washington and Oregon are not meaningful (“NM”) as indicated in the comparative tables in the schedules attached to this release.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information contain forward-looking statements, including, but not limited to, statements related to: market and industry trends, the anticipated financial and operating results from execution of the Company’s growth strategy and focus on markets in the Western United States, the continued housing market recovery, expected community count growth, anticipated operating results for the third quarter of 2015, anticipated ASP, expected SG&A percentage, gross margins, future cash needs and liquidity, leverage ratios and backlog conversion rates. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: our ability to realize the anticipated benefits from the acquisition of Polygon Northwest; our ability to integrate successfully the Polygon Northwest operation with our existing operations; worsening in general economic conditions either internationally, nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions, including the continued drought in California; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
Operating revenue
Home sales	$247,740	$168,157
Lots, land and other sales	—	1,711
Construction services	6,955	9,941

	254,695	179,809

Operating costs
Cost of sales — homes	(200,248)	(128,306)
Cost of sales — lots, land and other	—	(1,320)
Construction services	(5,898)	(8,405)
Sales and marketing	(14,904)	(8,924)
General and administrative	(13,415)	(11,019)
Amortization of intangible assets	(462)	(502)
Other	94	(729)

	(234,833)	(159,205)

Operating income	19,862	20,604
Other income, net	642	354

Income before provision for income taxes	20,504	20,958
Provision for income taxes	(7,254)	(6,206)

Net income	13,250	14,752
Less: Net income attributable to noncontrolling interests	(973)	(2,467)

Net income available to common stockholders	$12,277	$12,285

Income per common share:
Basic	$0.34	$0.39
Diluted	$0.32	$0.38

Weighted average common shares outstanding:
Basic	36,565,369	31,224,252
Diluted	38,026,866	32,750,108

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Operating revenue
Home sales	$437,455	$308,456
Lots, land and other sales	—	1,711
Construction services	14,408	19,593

	451,863	329,760

Operating costs
Cost of sales — homes	(354,329)	(234,518)
Cost of sales — lots, land and other	—	(1,320)
Construction services	(11,927)	(16,473)
Sales and marketing	(27,128)	(15,482)
General and administrative	(27,363)	(23,155)
Amortization of intangible assets	(665)	(1,120)
Other	(194)	(1,291)

	(421,606)	(293,359)

Operating income	30,257	36,401
Other income, net	1,423	473

Income before provision for income taxes	31,680	36,874
Provision for income taxes	(10,824)	(10,780)

Net income	20,856	26,094
Less: Net income attributable to noncontrolling interests	(1,897)	(5,112)

Net income available to common stockholders	$18,959	$20,982

Income per common share:
Basic	$0.52	$0.67
Diluted	$0.50	$0.64

Weighted average common shares outstanding:
Basic	36,514,962	31,159,422
Diluted	37,876,696	32,669,560

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$60,645	$52,771
Restricted cash	504	504
Escrow proceeds receivable	8,253	2,915
Receivables	20,665	21,250
Real estate inventories	1,552,251	1,404,639
Deferred loan costs, net	15,088	15,988
Goodwill	60,887	60,887
Intangibles, net of accumulated amortization of $10,085 and $9,420 as of June 30, 2015 and December 31, 2014, respectively	6,993	7,657
Deferred income taxes, net, including valuation allowance of $1,584 and $1,626 at June 30, 2015 and December 31, 2014, respectively	89,825	88,039
Other assets, net	24,688	19,777

Total assets	$1,839,799	$1,674,427

LIABILITIES AND EQUITY
Accounts payable	$69,516	$51,814
Accrued expenses	85,267	85,366
Notes payable	169,281	39,235
Subordinated Amortizing Notes	17,349	20,717
5 3/4% Senior Notes due April 15, 2019	150,000	150,000
8 1/2% Senior Notes due November 15, 2020	429,545	430,149
7% Senior Notes due August 15, 2022	300,000	300,000

	1,220,958	1,077,281

Commitments and contingencies

Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,370,514 and 28,073,438 shares issued, 27,641,834 and 27,487,257 outstanding at June 30, 2015 and December 31, 2014, respectively	284	281
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,844 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	38	38
Additional paid-in capital	410,597	408,969
Retained earnings	179,586	160,627

Total William Lyon Homes stockholders’ equity	590,505	569,915
Noncontrolling interests	28,336	27,231

Total equity	618,841	597,146

Total liabilities and equity	$1,839,799	$1,674,427

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2015	2014	Percentage % Change
	Consolidated Total	Consolidated Total
Selected Financial Information (1)
(dollars in thousands)
Homes closed	553	336	65%

Home sales revenue	$247,740	$168,157	47%
Cost of sales (excluding interest and purchase accounting adjustments)	(183,450)	(122,373)	50%

Adjusted homebuilding gross margin (2)	$64,290	$45,784	40%

Adjusted homebuilding gross margin percentage (2)	26.0%	27.2%	(5%)

Interest in cost of sales	(8,676)	(5,873)	48%
Purchase accounting adjustments	(8,122)	(60)	13437%

Gross margin	$47,492	$39,851	19%

Gross margin percentage	19.2%	23.7%	(19%)

Number of homes closed
California	151	208	(27%)
Arizona	38	55	(31%)
Nevada	60	53	13%
Colorado	59	20	195%
Washington	108	—	NM
Oregon	137	—	NM

Total	553	336	65%

Average sales price of homes closed
California	$534,500	$605,200	(12%)
Arizona	276,500	267,600	3%
Nevada	512,900	347,000	48%
Colorado	464,500	458,500	1%
Washington	427,600	—	NM
Oregon	380,800	—	NM

Total	$448,000	$500,500	(10%)

Number of net new home orders
California	205	222	(8%)
Arizona	160	52	208%
Nevada	70	69	1%
Colorado	77	45	71%
Washington	117	—	NM
Oregon	214	—	NM

Total	843	388	117%

Average number of sales locations during period
California	16	16	0%
Arizona	8	6	33%
Nevada	11	9	22%
Colorado	13	7	86%
Washington	5	—	NM
Oregon	14	—	NM

Total	67	38	76%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2015	2014	Percentage % Change
	Consolidated Total	Consolidated Total
Selected Financial Information (1)
(dollars in thousands)
Homes closed	941	612	54%

Home sales revenue	$437,455	$308,456	42%
Cost of sales (excluding interest and purchase accounting adjustments)	(326,497)	(223,706)	46%

Adjusted homebuilding gross margin (2)	$110,958	$84,750	31%

Adjusted homebuilding gross margin percentage (2)	25.4%	27.5%	(8%)

Interest in cost of sales	(15,377)	(10,526)	46%
Purchase accounting adjustments	(12,455)	(286)	4255%

Gross margin	$83,126	$73,938	12%

Gross margin percentage	19.0%	24.0%	(21%)

Number of homes closed
California	286	376	(24%)
Arizona	63	105	(40%)
Nevada	94	100	(6%)
Colorado	100	31	223%
Washington	184	—	NM
Oregon	214	—	NM

Total	941	612	54%

Average sales price of homes closed
California	$559,600	$613,000	(9%)
Arizona	280,900	266,600	5%
Nevada	617,200	355,400	74%
Colorado	455,900	465,700	(2%)
Washington	421,000	—	NM
Oregon	367,500	—	NM

Total	$464,900	$504,000	(8%)

Number of net new home orders
California	389	455	(15%)
Arizona	204	115	77%
Nevada	116	151	(23%)
Colorado	162	67	142%
Washington	231	—	NM
Oregon	329	—	NM

Total	1,431	788	82%

Average number of sales locations during period
California	16	15	7%
Arizona	6	6	0%
Nevada	10	9	11%
Colorado	13	6	117%
Washington	5	—	NM
Oregon	9	—	NM

Total	59	36	64%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of June 30,
	2015	2014	Percentage % Change
	Consolidated Total	Consolidated Total
Backlog of homes sold but not closed at end of period
California	261	285	(8%)
Arizona	188	73	158%
Nevada	95	123	(23%)
Colorado	146	63	132%
Washington	109	—	NM
Oregon	169	—	NM

Total	968	544	78%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$178,602	$163,158	9%
Arizona	47,268	19,772	139%
Nevada	60,506	90,249	(33%)
Colorado	68,556	30,149	127%
Washington	46,880	—	NM
Oregon	69,734	—	NM

Total	$471,546	$303,328	55%

Lots owned and controlled at end of period
Lots owned
California	2,256	2,317	(3%)
Arizona	5,358	5,305	1%
Nevada	2,922	2,971	(2%)
Colorado	914	1,021	(10%)
Washington	1,241	—	NM
Oregon	1,050	—	NM

Total	13,741	11,614	18%

Lots controlled
California	1,179	1,613	(27%)
Arizona	—	228	(100%)
Nevada	171	92	86%
Colorado	148	208	(29%)
Washington	726	—	NM
Oregon	1,421	—	NM

Total	3,645	2,141	70%

Total lots owned and controlled
California	3,435	3,930	(13%)
Arizona	5,358	5,533	(3%)
Nevada	3,093	3,063	1%
Colorado	1,062	1,229	(14%)
Washington	1,967	—	NM
Oregon	2,471	—	NM

Total	17,386	13,755	26%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Net income attributable to William Lyon Homes	$12,277	$12,285	$18,959	$20,982
Net cash provided by (used in) operating activities	$(44,130)	$(32,805)	$(105,302)	$(202,541)
Interest incurred	$18,611	$11,919	$36,644	$21,314
Adjusted EBITDA (1)	$38,756	$26,605	$61,778	$47,111
Adjusted EBITDA Margin (2)	15.2%	14.8%	13.7%	14.3%
Ratio of adjusted EBITDA to interest incurred	2.1	2.2	1.7	2.2

Balance Sheet Data

	June 30, 2015	December 31, 2014
Cash, cash equivalents and restricted cash	$61,149	$53,275

Total William Lyon Homes stockholders’ equity	590,505	569,915
Noncontrolling interest	28,336	27,231
Total debt	1,066,175	940,101

Total book capitalization	$1,685,016	$1,537,247

Ratio of debt to total book capitalization	63.3%	61.2%
Ratio of debt to total book capitalization (net of cash)	61.9%	59.8%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Net income attributable to William Lyon Homes	$12,277	$12,285	$18,959	$20,982
Provision for income taxes	7,254	6,206	10,824	10,780
Interest expense
Interest incurred	18,611	11,919	36,644	21,314
Interest capitalized	(18,611)	(11,919)	(36,644)	(21,314)
Amortization of capitalized interest included in cost of sales	8,676	5,873	15,377	10,526
Stock based compensation	1,806	843	3,157	1,854
Depreciation and amortization	850	1,338	1,407	2,683
Non-cash purchase accounting adjustments	8,122	60	12,455	286
Cash distributions of income from unconsolidated joint ventures	286	—	362	—
Equity in income of unconsolidated joint ventures	(515)	—	(763)	—

Adjusted EBITDA	$38,756	$26,605	$61,778	$47,111